SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2004

CHAMPION PARTS, INC.

(Exact name of Registrant as specified in its Charter)

Illinois	1-7807	36-2088911
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 West Avenue B, Hope, Arkansas	71801
(Address of principal executive offices)	(Zip Code)

(870) 777-8821
Registrant's telephone number, including area code

ITEM 5.

Other Events and Regulation FD Disclosure

On June 7, 2004, the Registrant, an Illinois corporation, entered into a Third Amendment to the Loan and Security Agreement with Congress Financial Corporation extending the maturity date of its revolving line of credit and its term loan from June 8, 2004 to August 8, 2004.  The loan and interest terms specified in the First Amendment to Loan and Security Agreement, filed on Form 8-K dated February 6, 2004, have been modified to add the following provisions:

·

If the Pennsylvania property transaction is closed and funded by June 15, 2004, there will be no fees or changes to the borrowing base.  In the event the Pennsylvania property is not closed and funded by June 15, 2004, the contract extension will then require an extension fee of $15,000 and an increase in the loan availability block reserve of $100,000, from $250,000 to $350,000.

For a more complete statement on the terms of the Third Amendment to Loan and Security Agreement, reference is made to a copy thereof filed as an Exhibit 99 to this report.  The Company is continuing discussions with other lenders to replace the existing line of credit.

ITEM 7.

Financial Statements and Exhibits

(c)

The following exhibit is furnished with this document:

Number

Exhibit

99

Third Amendment to Loan Security Agreement

Congress Financial Corporation (Southwest)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION PARTS, INC.

/s/ Richard W. Simmons
Richard W. Simmons Vice President Finance, CFO and Secretary

Dated:  June 7, 2004